Exhibit 5.1

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Tel. 215.963.5000
Fax: 215.963.5001
www.morganlewis.com

September 15, 2004

NutriSystem, Inc.

200 Welsh Road

Horsham, PA 19044

Ladies and Gentlemen:

We have acted as counsel for NutriSystem, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed offering and sale of up to 1,500,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), 500,000 of which may be issued under the Company’s 2000 Equity Incentive Plan for Directors and Outside Consultants, and 1,000,000 of which may be issued under the Company’s 2000 Equity Incentive Plan for Employees (collectively, the “Plans”).

In connection with this letter, we have examined a copy of (1) the Plans, (2) the Registration Statement; (3) the Company’s Certificate of Incorporation, as amended to the date hereof; (4) the Company’s By-laws, as amended to the date hereof; (5) certain resolutions of the Company’s Board of Directors relating to the Registration Statement and (6) such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the genuineness of, and conformity with, the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized by the Company and, when issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Morgan, Lewis & Bockius LLP

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